EXHIBIT 4.4

                            CORNELL CORRECTIONS, INC.



                             1996 STOCK OPTION PLAN

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                               TABLE OF CONTENTS

                                                                          Page

I.    Purposes of the Plan...................................................1

II.   Definitions............................................................1

III.  Effective Date.........................................................4

IV.   Administration.........................................................4
      (A)   Duties of the Committee..........................................4
      (B)   Advisors.........................................................5
      (C)   Indemnification..................................................5
      (D)   Meetings of the Committee........................................5
      (E)   Determinations...................................................5

V.    Shares;  Adjustment Upon Certain Events................................6
      (A)   Shares to be Delivered; Fractional Shares........................6
      (B)   Number of Shares.................................................6
      (C)   Adjustments;  Recapitalization, etc..............................6
      (D)   Extraordinary Transactions.......................................7

VI.   Awards and Terms of Options............................................7
      (A)   Grant............................................................7
      (B)   Exercise Price...................................................8
      (C)   Number of Shares.................................................8
      (D)   Exercisability...................................................8
      (E)   Exercise of Options..............................................8
      (F)   Incentive Stock Option Limitations...............................9
      (G)   Other Terms and Conditions......................................10

VII.  Effect of Termination of Employment...................................10
      (A)   Death, Disability, Retirement, etc..............................10
      (B)   Cause...........................................................11
      (C)   Cancellation of Options.........................................11

VIII. Nontransferability of Options.........................................11

IX.   Rights as a Stockholder...............................................11

X.    Termination, Amendment and Modification...............................11

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                                                                          Page

XI.   Use of Proceeds.......................................................12

XII.  General Provisions....................................................12
      (A)   Right to Terminate Employment or Consulting Arrangements........12
      (B)   Purchase for Investment.........................................13
      (C)   Trusts, etc.....................................................13
      (D)   Notices.........................................................13
      (E)   Severability of Provisions......................................14
      (F)   Payment to Minors, etc..........................................14
      (G)   Headings and Captions...........................................14
      (H)   Controlling Law.................................................14
      (I)   Other Benefits..................................................14
      (J)   Costs...........................................................14
      (K)   Section 162(m) Deduction Limitation.............................14
      (L)   Section 16(b) of the Exchange Act...............................14

XIII. Issuance of Stock Certificates; Legends; Payment of Expenses..........14
      (A)   Stock Certificates..............................................14
      (B)   Legends.........................................................15
      (C)   Payment of Expenses.............................................15

XIV.  Listing of Shares and Related Matters.................................15

XV.   Withholding Taxes.....................................................15

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                           CORNELL CORRECTIONS, INC.

                            1996 STOCK OPTION PLAN

I.    PURPOSES OF THE PLAN

            The purposes of this 1996 Stock Option Plan (the "Plan") are to enable Cornell Corrections, Inc. (the "Company") and Designated Subsidiaries (as defined herein) to attract, retain and motivate certain key employees, directors and consultants who are important to the success and growth of the business of the Company and Designated Subsidiaries and to create a long-term mutuality of interest between such persons and the stockholders of the Company by granting the options to purchase Common Stock (as defined herein).

II.   DEFINITIONS

            In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

            (A) "Board" means the Board of Directors of the Company.

            (B) "Cause" means, with respect to a Participant's Termination of Employment, (i) in the case where there is no employment or consulting agreement between the Company and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), commission of a felony, a crime involving moral turpitude, embezzlement, misappropriation of property of the Company or a Subsidiary, any other act involving dishonesty or fraud with respect to the Company or a Subsidiary, a material breach of a directive which is not cured within a specified time after written notice of such breach, or repeated failure after written notice to follow the directives of an appropriate officer or the Board, or (ii) in the case where there is an employment or consulting agreement between the Company or a Subsidiary and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment or consulting agreement.

            (C) "Code" means the Internal Revenue Code of 1986, as amended.

            (D) "Committee" means a committee of the Board appointed from time to time by the Board consisting of two (2) or more non-employee directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Code to the extent then required and a "disinterested person" as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

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            (E) "Common Stock" means either the Class A Common Stock of the
Company, par value $.001 per share, or the Class B Common Stock of the Company, par value $.001 per share, or any common stock into which the Common Stock may be converted and any common stock resulting from any reclassification of the Common Stock.

            (F) "Company" means Cornell Corrections, Inc., a Delaware corporation.

            (G) "Designated Subsidiary" means any Subsidiary which has been designated from time to time by the Board. An entity shall be deemed a Designated Subsidiary only for such periods as the requisite ownership relationship is maintained.

            (H) "Director" means any non-employee director of the Company or a Designated Subsidiary.

            (I) "Disability" means a permanent and total disability, rendering a Participant unable to perform the duties performed by the Participant for the Company or Designated Subsidiaries by reason of physical or mental disability for a period of more than an aggregate of one hundred eighty (180) days in any twelve (12) month period. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

            (J) "Eligible Consultants" means the consultants of the Company and Designated Subsidiaries who are eligible to participate in the Plan (including, but not limited, to employees of entities providing consulting services), as determined by the Committee in its sole discretion.

            (K) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            (L) "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee based upon its assessment of the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell (without giving effect to any discount for a minority interest or any restrictions on transferability or any lack of liquidity of the stock).

            (M) "Incentive Stock Option" means any Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

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            (N) "Key Employee" means any person who is an officer or other valuable employee of the Company or a Designated Subsidiary, as determined by the Committee in its sole discretion. A Key Employee may, but need not, be an officer of the Company or a Designated Subsidiary.

            (O) "Non-Qualified Stock Option" means any Option awarded under this Plan that is not an Incentive Stock Option.

            (P) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan.

            (Q) "Participant" means a Key Employee, Director or Eligible Consultant who is granted Options under the Plan which Options have not expired; PROVIDED, HOWEVER, that any Director or Eligible Consultant shall be a Participant or purposes of the Plan solely with respect to grants of Non-Qualified Stock Options and shall be ineligible for Incentive Stock Options.

            (R) "Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

            (S) "Retirement" means a Termination of Employment without cause from the Company and/or a Subsidiary by a Participant who is at least age 65 or, with the consent of the Committee, such earlier date before age 65 but after age 55.

            (T) "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            (U) "Share" means a share of Common Stock.

            (V) "Subsidiary" means any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

            (W) "Ten Percent Shareholder" means a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

            (X) "Termination of Employment" with respect to a Key Employee means that individual is no longer actively employed by the Company or a Subsidiary on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be a Subsidiary, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of the Company or another Subsidiary at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not

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include a leave of absence approved for purposes of the Plan by the Committee.
For purposes of this plan, a full-time employee is a person who is scheduled to work at least thirty (30) hours per week. With respect to a Director, a Termination of Employment shall occur when the individual ceases to be a director of the Company or any Subsidiary. With respect to an Eligible Consultant, a Termination of Employment shall occur upon the termination of the consulting contract or the termination of the performance of consulting services, as determined by the Committee in its sole discretion.

            (Y) "Withholding Election" means the election set forth in Article
XV.

III.  EFFECTIVE DATE

            The Plan shall become effective as of May 15, 1996 (the "Effective Date"). Grants of Options by the Committee under the Plan may be made as of or after the Effective Date of the Plan, including retroactively, provided that, if the Plan is not approved by the majority of the Common Stock (at the time of approval), all Options which have been granted by the Committee shall be null and void. No Options may be exercised prior to the approval of the Plan by the majority of the Common Stock (at the time of approval).

IV.   ADMINISTRATION

            (A) DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, vesting requirements, exercise price and form of exercise payment for each Option granted under the Plan; to determine the consideration to be received by the Company in exchange for the grant of the Options; to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more Key Employees and whether and to what extent Non-Qualified Stock Options are to be granted hereunder to one or more Eligible Consultants or Directors; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine whether, to what extent and under what circumstances to permit reloads, such that to the extent that Options are settled with Common Stock, that Non-Qualified Stock Options may be granted for the same number of shares of the same or different types, based on such terms as the Committee may determine, in its sole discretion; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to

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Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such
Section 422.

            (B) ADVISORS. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

            (C) INDEMNIFICATION. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or Bylaws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or Bylaws of the Company or Designated Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

            (D) MEETINGS OF THE COMMITTEE. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed from the Committee at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

            (E) DETERMINATIONS. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company and Subsidiaries, directors, officers and other employees of the Company and Subsidiaries, and the

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respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

V.    SHARES;  ADJUSTMENT UPON CERTAIN EVENTS

            (A) SHARES TO BE DELIVERED; FRACTIONAL SHARES. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

            (B) NUMBER OF SHARES. Subject to adjustment as provided in this
Article V, the maximum aggregate number of Shares that may be issued under the Plan shall be Eight Hundred Eighty Thousand (880,000). If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit.

            (C) ADJUSTMENTS; RECAPITALIZATION, ETC. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Committee may make or provide for such adjustments in the maximum number of Shares specified in
Article V(B), in the number of Shares covered by outstanding Options granted hereunder and/or in the Purchase Price (as hereinafter defined) applicable to such Options or such other adjustments in the number and kind of securities received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Except as herein expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase Price.


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            (D) EXTRAORDINARY TRANSACTIONS. (i) In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge with or into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another entity or in the event of the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity and/or group of entities acting in concert (each, an "Extraordinary Transaction"), the Company shall cause written notice of the proposed Extraordinary Transaction to be given to the Participant not less than thirty
(30) days prior to the anticipated effective date of the proposed Extraordinary Transaction (the "Extraordinary Transaction Effective Date").

            (ii) On a date which the Company shall specify in such notice (the "Early Vesting Date"), which date shall not be less than twenty (20) days prior to the Extraordinary Transaction Effective Date, the Options shall become fully vested, except as otherwise expressly provided in any Option Agreement with respect to the Options granted thereunder.

            (iii) If the Extraordinary Transaction is consummated, the Options, to the extent not previously exercised prior to the Extraordinary Transaction Effective Date, shall terminate on the Extraordinary Transaction Effective Date. If the Extraordinary Transaction is abandoned or otherwise not consummated then, to the extent that the portion of the Options not exercised prior to such abandonment or termination shall have vested solely by operation of Article V(D)(ii) and the relevant Option agreements, such vesting shall be annulled and be of no further force or effect, and the vesting provisions set forth in the relevant Option agreements shall be reinstituted, as of the date of such abandonment or termination.

VI.   AWARDS AND TERMS OF OPTIONS

            (A) GRANT. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees, and Non-Qualified Stock Options to Directors and Eligible Consultants, provided that the maximum number of Shares with respect to which Options may be granted (excluding options initially granted prior to the Effective Date and thereafter assumed under the Plan) to any Participant during any calendar year may not exceed Two Hundred Fifty Thousand (250,000), subject to adjustment as provided in Article V(C). To the extent that the maximum number of Shares with respect to which Options may be granted are not granted in a particular calendar year to a Participant (beginning with the year in which the Participant receives his or her first grant of Options hereunder), such ungranted Options for any year shall increase the maximum number of Shares with respect to which Options may be granted to such Participant in subsequent calendar years during the term of the Plan until used. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (1) if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Key Employee, Director or Eligible Consultant under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of an Option, the Committee or the Board reduces the exercise price or Purchase Price (as defined below), the transaction is treated as a cancellation of the Option and a grant of a new Option, and in such case, both the Option that is deemed to be canceled and the Option that is deemed to be

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granted reduce the maximum number of shares for which Options may be granted to the Key Employee, Director or Eligible Consultant under the Plan. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form as the Committee shall approve from time to time.

            (B) EXERCISE PRICE. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement, provided that the Purchase Price shall not be less than the par value of a Share. Notwithstanding the foregoing, to the extent the Committee grants an Incentive Stock Option or grants an option which is intended to be "performance based" for purposes of Section 162(m) of the Code, the Purchase Price deliverable upon the exercise of any such option shall be determined by the Committee and set forth in a Participant's Option Agreement but shall be not less than 100% of the Fair Market Value of a Share at the time of grant; PROVIDED, HOWEVER, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Purchase Price shall be no less than 110% of the Fair Market Value of a Share.

            (C) NUMBER OF SHARES. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

            (D) EXERCISABILITY. At the time of grant, the Committee shall specify when and on what terms (including any vesting requirements) the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten (10) years from the date of grant; PROVIDED, HOWEVER, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five (5) years. Each Option shall be subject to earlier termination as provided in Article VII below.

            (E)   EXERCISE OF OPTIONS.

                  (i) A Participant may elect to exercise one or more Options then exercisable by giving written notice to the Company of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Options are being exercised.

                  (ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

                        (a) in cash or by check, bank draft or money order
            payable to the order of the Company;

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                        (b) in the form of shares of Common Stock owned by the
            Participant (and for which the Participant has good title free and clear of any liens and encumbrances);

                        (c) by agreeing to surrender then exercisable Options equivalent in value;

                        (d) if the Shares are traded on a national securities
            exchange, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price plus all required tax withholding by payment through a cash or margin arrangement with a broker;

                        (e) in Shares otherwise issuable upon exercise of the Option; or

                        (f) on such other terms and conditions as may be
            acceptable to the Committee (which may include payment in full or in part by the transfer of Shares which have been owned by the Participant for at least 6 (six) months or the surrender of Options owned by the Participant) and in accordance with applicable law.

      No shares shall be issued until payment, as provided herein, has been made or provided for.

                  (iii) Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

            (F) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

            To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or Designated Subsidiary is terminated by reason of death, Disability, Retirement or termination without Cause, and (ii) the portion of any Incentive Stock Option that would be exercisable during the post-termination period specified under
Article VII but for the $100,000 limitation currently contained in Section 422(d) of the Code is greater than the portion of such Stock Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion

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of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

            Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company, except as otherwise required by law.

            (G) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, provisions permitting the use of shares of Common Stock to exercise and settle a Stock Option ("Stock Swaps") or permitting "reloads" such that in the case of Stock Swaps, the same number of Non-Qualified Stock Options is granted as the number of shares of Common Stock swapped ("Reloads"). With respect to Stock Swaps, shares of Common Stock shall be valued at Fair Market Value on the date of exercise and shall have the same remaining time period as the shares of Common Stock that were swapped. With respect to Reloads, the exercise price of the new Non-Qualified Stock Option shall be the Fair Market Value on the date granted and the term of the Non-Qualified Stock Option shall be the same as the remaining term of the Options that are exercised.

VII.  EFFECT OF TERMINATION OF EMPLOYMENT

            (A) DEATH, DISABILITY, RETIREMENT, ETC. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

                  (i) In the event of the Participant's death, Retirement or Disability, such Options shall remain exercisable by the Participant (or by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one year from the date of the Participant's death, Retirement or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

                  (ii) In the event of the Participant's Termination of Employment without Cause, such Options shall remain exercisable for ninety
      (90) days from the date of the Participant's Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period.

Unless the Committee otherwise determines, there shall be no effect on the exercisability of Options held by a Participant if (i) the Participant's employment, directorship or consultancy is transferred from the Company to a Designated Subsidiary, from a Designated Subsidiary to the Company or from one Designated Subsidiary to another or (ii) the Participant is a Key Employee who becomes an Eligible Consultant or an Eligible Consultant who becomes a Key Employee.

            (B) CAUSE. Upon the Termination of Employment of a Participant for Cause, or if the Company or a Designated Subsidiary obtains or discovers information after Termination of Employment that such Participant had engaged in conduct that would have justified a Termination of Employment for Cause during the Participant's employment, directorship or consultancy, all outstanding Options of such Participant shall, unless the Committee in its sole discretion determines otherwise, terminate and be null and void.

            (C) CANCELLATION OF OPTIONS. Except as otherwise provided in Article V(D), no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Employment for any reason or no reason whatsoever, and such options shall terminate and become null and void upon a Termination of Employment, unless the Committee determines in its sole discretion that such Options shall be exercisable.

VIII. NONTRANSFERABILITY OF OPTIONS

            No Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, except as provided in the immediately preceding sentence, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately terminate and become null and void.

IX.   RIGHTS AS A STOCKHOLDER

            A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

X.    TERMINATION, AMENDMENT AND MODIFICATION

            The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date (the "Termination Date"), unless terminated sooner as hereinafter provided, and no

Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the Termination Date. At any time prior to the Termination Date, the Committee may amend or terminate the Plan or suspend the Plan in whole or in part.

            The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; PROVIDED, HOWEVER, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not, be materially impaired without the consent of such Participant and; PROVIDED, FURTHER, without the approval of the stockholders of the Company entitled to vote, no amendment may be made (except by operation of Article V(C) with respect to clauses (i), (ii) and (iii) below), which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) decrease the minimum Purchase Price of any Option; (iii) increase the individual limitation set forth in Article VI(A) of the Plan; (iv) extend the maximum option period; or (v) effect any other change that would require stockholder approval under Section 162(m) of the Code.

            The Committee may amend the terms of any Option granted, prospectively or retroactively, but, subject to Article VI above or as otherwise provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant's consent. No modification of an Option shall adversely affect the status of an Incentive Stock Option as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of the Company, effect any change that would require stockholder approval under applicable law.

XI.   USE OF PROCEEDS

            The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

XII.  GENERAL PROVISIONS

            (A) RIGHT TO TERMINATE EMPLOYMENT OR CONSULTING ARRANGEMENTS. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on the Company or Designated Subsidiaries to continue the employment of any Participant, the directorship of any Director or the consulting arrangement with any Eligible Consultant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company or Designated Subsidiaries or to remain as a director or consultant of the Company or its Designated Subsidiaries.

            (B) PURCHASE FOR INVESTMENT. If the Board or the Committee determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception.

            (C) TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

            (D) NOTICES. Any notice to the Company required by or in respect of this Plan will be addressed to the Company, Cornell Corrections, Inc., 4801 Woodway, Suite 400W, Houston, TX 77056, Attention: Chief Financial Officer, or such other place of business as shall become the Company's principal executive offices from time to time. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telegram or one (1) business day after having been dispatched by a nationally recognized overnight courier service or three (3) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

            (E) SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

            (F) PAYMENT TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

            (G) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

            (H) CONTROLLING LAW. The Plan shall be construed and enforced according to the laws of the State of Delaware.

            (I) OTHER BENEFITS. No payment under this Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or a Designated Subsidiary nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability of benefits is related to the level of compensation.

            (J) COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

            (K) SECTION 162(M) DEDUCTION LIMITATION. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

            (L) SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

XIII. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

            (A) STOCK CERTIFICATES. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

            (B) LEGENDS. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

            (C) PAYMENT OF EXPENSES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

XIV.  LISTING OF SHARES AND RELATED MATTERS

            If at any time the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

XV.   WITHHOLDING TAXES

            The Company shall have the right to require prior to the issuance or delivery of any shares of Common Stock payment by the Participant of any federal, state or local taxes required by law to be withheld.

            The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the approval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) six (6) months before the stock award becomes taxable or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.